SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 26, 2002

MTI TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation or Organization)

0-23418	95-3601802
(Commission File Number)	(I.R.S. Employer Identification No.)

4905 E. La Palma Avenue
Anaheim, California 92807

(Address of Principal Executive Offices) (Zip Code)

(714) 970-0300

(Registrant’s telephone number,
including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
Index to Exhibits
EXHIBIT 10.54
EXHIBIT 10.55
EXHIBIT 10.56
EXHIBIT 10.57
EXHIBIT 10.58

Item 5. Other Events.

On June 27, 2002, MTI Technology Corporation, a Delaware corporation (the “Company”), entered into a $7 million revolving line of credit (the “Credit Agreement”) with The Canopy Group, Inc. (“Canopy”), a major stockholder of the Company.

Under the terms of the Credit Agreement, subject to certain conditions, the Company may borrow up to $7 million. The line will mature on June 30, 2003 and will be secured by a security interest in substantially all of the assets of the Company.

In addition, on June 27, 2002, the Company entered into a termination agreement with Silicon Valley Bank, dated as of June 25, 2002, terminating the Company’s $15 million credit facility without penalty.

In a separate matter, on June 26, 2002, the Company and Caldera International, Inc. (“Caldera”), entered into an agreement whereby Caldera agreed to purchase all of the approximately 1.19 million shares of Caldera common stock held by the Company at a per share purchase price of $.90, for a total of approximately $1.1 million. The transaction is scheduled to close on or before July 8, 2002, subject to the satisfaction of certain closing conditions. There can be no assurance that such conditions will be satisfied.

Canopy, based in Lindon, Utah, owns approximately 14,463,000 shares, or 44.7% of the issued and outstanding common stock of the Company. Canopy is also a major stockholder of Caldera. Raymond Noorda, Chairman of the Board of Directors of the Company, is the Chairman of the Board of Directors of Canopy, the beneficial owner of the majority interest in Canopy and a member of the Board of Directors of Caldera. Ralph Yarro, a director of the Company, is President, Chief Executive Officer and a member of the Board of Directors of Canopy and is Chairman of the Board of Directors of Caldera. In addition, Thomas Raimondi, MTI’s President, Chief Executive Officer and Vice Chairman of the Board of Directors is also a member of the Board of Directors of Caldera. Pursuant to the terms of the stock purchase agreement with Caldera, upon the consummation of the transaction, Mr. Raimondi will resign from Caldera’s Board of Directors.

This Form 8-K includes forward-looking statements, including statements regarding the Company’s line of credit, financial resources, as well as the anticipated closing of the Caldera stock purchase agreement, all of which are subject to change. There can be no assurance that the Company will be able to borrow under the new line of credit. In addition, there can be no assurance that the stock purchase agreement with Caldera will close by July 8, 2002, or at all. The actual results may differ materially from those described in any forward-looking statements. Important factors that may cause actual results to differ are set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 7, 2001 and 8-K dated April 30, 2002. All forward-looking statements speak as of the date made and the Company undertakes no obligation to update any such statements.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

Exhibit Number	Description

10.54	Loan Agreement, entered into as of June 27, 2002, by and between MTI Technology Corporation and The Canopy Group, Inc.

10.55	Security Agreement, entered into as of June 27, 2002, by and between MTI Technology Corporation and The Canopy Group, Inc.

10.56	Promissory Note, entered into as of June 27, 2002, by and between MTI Technology Corporation and The Canopy Group, Inc.

10.57	Termination Agreement, entered into as of June 25, 2002, by and between MTI Technology Corporation and Silicon Valley Bank.

10.58	Stock Purchase Agreement, entered into as of June 26, 2002, by and between MTI Technology Corporation and Caldera International, Inc.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: June 26, 2002	/s/ MARK A. FRANZEN

Mark A. Franzen Chief Financial Officer

Index to Exhibits

Exhibit	Description

10.54	Loan Agreement, entered into as of June 27, 2002, by and between MTI Technology Corporation and The Canopy Group, Inc.

10.55	Security Agreement, entered into as of June 27, 2002, by and between MTI Technology Corporation and The Canopy Group, Inc.

10.56	Promissory Note, entered into as of June 27, 2002, by and between MTI Technology Corporation and The Canopy Group, Inc.

10.57	Termination Agreement, entered as of June 25, 2002, by and between MTI Technology Corporation and Silicon Valley Bank.

10.58	Stock Purchase Agreement, entered into as of June 26, 2002, by and between MTI Technology Corporation and Caldera International, Inc.